Exhibit 99.1

BioLargo Generates Record Revenue in 2020

President and CEO Dennis P. Calvert to highlight significant growth opportunities at upcoming investor conference this Tuesday, January 26th, 2021.

Westminster, CA – January 25, 2021 – BioLargo, Inc. (OTCQB:BLGO), a developer of sustainable technologies and a full-service environmental engineering company, today announced record annual revenues in 2020 and record quarterly revenues in the fourth quarter of 2020. BioLargo President and CEO Dennis P. Calvert will be discussing how the company intends to capitalize on recent growth by executing new product launches in 2021 in his upcoming investor presentation on January 26, 2021 (details below).

In the year ended December 31, 2020, BioLargo generated approximately $2.4 million in revenue, a 31% increase compared to the previous year. In the quarter ended December 31, 2020, BioLargo generated approximately $900,000 in company-wide revenue, a 36% increase compared to the prior quarter. (These results are not yet audited.)

In addition to setting revenue records, during 2020 BioLargo also reduced its debt obligations by converting approximately $3.7 million in notes payable to equity.

BioLargo President and CEO Dennis P. Calvert commented, “2020 was a great year of important accomplishments - increased revenue, product breakthroughs and reduction of debt to manageable levels. We fully expect that revenue will continue growing, and we will continue concentrating on improving our balance sheet. Of our remaining debt, over $1 million is owed solely by Clyra Medical, over $500,000 is SBA loans, some of which will be forgiven, and $1.1 million may be converted to equity by the investors.”

Dennis will be discussing the company’s recent growth and its plans to accelerate its revenues with new water technology product launches in an investor presentation hosted by Proactive Investors on January 26, 2021. BioLargo’s presentation is in the 10:00 AM PST / 1:00 PM EST time slot. Highlights will include the commercial pilot project where the AOS water treatment system will turn poultry processing wastewater into reusable water, the municipal wastewater treatment pilot featuring the AOS and BioLargo’s new water technology, the AEC, which can effectively remove PFAS chemicals from water, and the progress on the company’s operational subsidiaries efforts at profitability.

Registration for the event (free) can be done here: https://www.proactiveinvestors.com/register/event_details/316

About BioLargo, Inc.

BioLargo, Inc. (OTCQB:BLGO) invents, develops, and commercializes innovative platform technologies to solve challenging environmental problems like PFAS contamination, advanced water and wastewater treatment, industrial odor and VOC control, air quality control, and infection control. With over 13 years of extensive R&D, BLGO holds a wide array of issued patents, maintains a robust pipeline of products, and provides full-service environmental engineering. Our peer-reviewed scientific approach allows us to invent or acquire novel technologies and develop them to maturity through our operating subsidiaries. With a keen emphasis on collaborations with academic, municipal, and commercial organizations and associations, BLGO has proven itself with over 80 awarded grants and numerous pilot projects. We monetize through direct sales, recurring service contracts, licensing agreements, strategic joint venture formation and/or the sale of the IP. Several of our technologies are commercially available and are advancing as disrupters in their respective markets. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act – caution regarding forward looking statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding the impact of the COVID-19 pandemic; anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.